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                                         NEWS RELEASE
[LOGO OF STANDARD PACIFIC CORP.]         STANDARD PACIFIC CORP.
                                         1565 West MacArthur Boulevard
                                         Costa Mesa, California  92626
                                         Contact: Andrew H. Parnes,
                                         Vice President-Finance
                                         (714) 668-4306

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For Immediate Release


STANDARD PACIFIC CORP. ANNOUNCES EXECUTION OF A
DEFINITIVE AGREEMENT TO SELL STANDARD PACIFIC SAVINGS, F.A.

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   COSTA MESA, CALIFORNIA, August 28, 1998 -- Arthur E. Svendsen, Chairman of
the Board and Chief Executive Officer of Standard Pacific Corp. (NYSE: SPF), announced today that the Company has entered into a definitive Stock Purchase Agreement to sell the Company's federally chartered thrift subsidiary, Standard Pacific Savings, F.A. ("Savings"), to American General Finance, Inc., a wholly owned subsidiary of American General Corporation (NYSE: AGC). The Agreement provides that the purchase price will be the tangible stockholder's equity of Savings as of the closing date (estimated to exceed $8,000,000), plus $750,000. Consummation of the transaction is tentatively scheduled to occur on or before December 31, 1998, but is contingent upon approval of the transaction by the Office of Thrift Supervision and certain other conditions.

    Management currently estimates that the sale of Savings pursuant to the Agreement, and the operating results of Savings for the period through the closing date of the sale, will not result in a significant gain or loss to the Company.

     Standard Pacific operates primarily as a geographically diversified builder of single family homes with operations throughout the major metropolitan markets in California and Texas.

     This news release contains forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially.

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